UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

MODERNA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Binney Street
Cambridge, MA	02142
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 714-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On November 19, 2025, Moderna, Inc. (the “Company”) entered into a Credit and Guaranty Agreement (the “Credit Agreement”), among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Ares Capital Corporation, as administrative agent and collateral agent.

The Credit Agreement provides for a $1,500,000,000 credit facility of which $600,000,000 will be funded as an initial term loan and $900,000,000 will be available as delayed draw term loans. The first $400,000,000 of the delayed draw term loans will be available from closing until November 2027 and the additional $500,000,000 of the delayed draw term loans will be, contingent on the achievement of key regulatory milestones aligned with the Company’s late-stage clinical pipeline, available until November 2028.

The loans under the Credit Agreement will accrue interest at a forward-looking term interest rate based on the Secured Overnight Funding Rate (“Term SOFR”) plus an applicable margin or at the base rate plus an applicable margin. The applicable margin is a percentage per annum of 5.50% for Term SOFR and 4.50% for the base rate. The base rate is calculated as the highest of (a) the Wall Street Journal prime rate, (b) the federal funds rate plus one half of one percent and (c) Term SOFR plus one percent. The term loans under the Credit Agreement have a maturity date of November 24, 2030.

The loans under the Credit Agreement are guaranteed by the Company’s United States, Canadian, United Kingdom, Swiss and Australian subsidiaries and secured by an all asset collateral grant, in each case subject to customary exceptions and limitations.

The Credit Agreement is subject to compliance with customary representations and warranties, events of default, affirmative covenants and restrictive covenants including a minimum liquidity covenant (the “Financial Covenant”) requiring minimum cash and cash equivalents (as defined in the Credit Agreement) on the last business day of each week of at least $500,000,000, increasing to $750,000,000 if over $1,000,000,000 is drawn under the Credit Agreement. The Financial Covenant is not required to be tested at any time in which the trailing 30 day average market capitalization of the Company exceeds $5,000,000,000 and is subject to a customary equity cure.

The above summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
10.1	Credit and Guaranty Agreement, dated as of November 19, 2025, by and among Moderna, certain subsidiary guarantors, Ares Capital Corporation and the lenders.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2025		MODERNA, INC.

	By:	/s/ James M. Mock
James M. Mock
Chief Financial Officer